EXHIBIT 99.1

NEWS RELEASE

April 29, 2004

Contact:	Don P. Duffy Executive Vice President, Chief Financial Officer Onyx Acceptance Corporation (949) 465-3808 Email: investor@onyxco.com

ONYX ACCEPTANCE REPORTS INCREASED EARNINGS
AND REVENUES FOR THE FIRST QUARTER

Diluted Earnings per Share Increase 164%

FOOTHILL RANCH, Calif., April 29, 2004 /PRNewswire-FirstCall/ — Onyx Acceptance Corporation (Nasdaq: ONYX — news) announced today its financial and operational results for the quarter ended March 31, 2004.

Net income and earnings per diluted share for the quarter were $2.3 million and $0.37 respectively, compared to $732 thousand and $0.14 for the quarter ended March 31, 2003. Financial highlights for the quarter were:

•	Total Revenues increased 13.9%

•	Net Income increased $1.6 million, or $0.23 per diluted share

•	Net Charge-offs decreased by 27% to 1.74%

•	30+ day delinquency decreased to 0.84%

Revenues:

Total revenues for the first quarter 2004 increased to $27.9 million compared to $24.5 million for the first quarter of 2003. Total revenues are comprised of net interest income, service fee income and securitization gains. Net interest income was $5.7 million, compared to $7.1 million for the same period in 2003. The decrease in net interest income is principally due to the increase in interest charges in connection with the Company’s renewable unsecured subordinated note program launched during the first quarter of 2002. As of March 2003, the balance of renewable notes was $21.6 million, and increased to $38.5 million as of March 2004. Service fee income was $13.1 million for the first quarter of 2004, compared to $13.2 million for the first quarter in 2003. Service fee income is principally comprised of contractual servicing fees earned on serviced assets at a rate of 1.0% per annum. The serviced portfolio was approximately $2.9 billion for both periods reported. Service fee income also includes investment interest, late fees, extension fees, document fees and other fees charged to the customer. The gain on the first quarter securitization increased to $9.1 million compared to a net gain of $4.1 million for the same period in 2003, after an impairment charge of 5.1 million. There was no impairment during the first quarter of 2004.

Operating Expenses:

Operating expenses were $23.8 million for the quarter ended March 31, 2004, compared to $22.4 million for the same period in 2003. The increase in operating expenses stem from higher health care costs in connection with the Company’s benefit plans and higher general insurance premiums.

Portfolio Performance:

Total delinquency as a percentage of the serviced portfolio decreased to 0.84% at March 31, 2004, versus 1.37% as of December 31, 2003. Annualized net charge-offs as a percent of the average serviced portfolio decreased to 1.74% for the first quarter of 2004, from 2.39% for the same period in 2003. The provision for credit losses decreased to $313 thousand, versus $858 thousand for the period ending March 31, 2003, principally due to a decrease in Contracts

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held for investment from December 31, 2003 to March 31, 2004 versus an increase in Contracts held for investment between December 31, 2002 and March 31, 2003. The Company’s serviced repossessed inventory decreased to $13.4 million or 0.47% of serviced assets at the end of March 2004, from $19.3 million or 0.67% of serviced assets at March 31, 2003. The Company’s allowance for estimated credit losses on securitized assets was 3.6% at March 31, 2004, and 4.1% at December 31, 2003.

Contract Purchases:

Contract purchases for the quarter ended March 31, 2004 were $422.0 million, compared to $393.0 million for the first quarter of 2003, a 7.3% increase. The increased volume of Contracts purchased was the result of the continued maturing of existing auto finance markets and penetration into new auto finance markets during the fourth quarter of 2003 and the first quarter of 2004.

Onyx Acceptance Corporation is a specialized automobile finance company based in Foothill Ranch, CA. Onyx provides financing to franchised and select independent dealerships throughout the United States.

This news release contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected, including statements regarding the monthly cash flows, the Company’s revenue and growth opportunities, the performance of the Company’s outstanding securitization transactions, the Company’s expected loss, charge-off and delinquency rates, the continued availability of liquidity sources in coming quarters and the performance of the economy in the United States. Other important factors are detailed in the Company’s annual report on Form 10-K for the year ended December 31, 2003.

For information about Onyx Acceptance Corporation, please visit the Investor Relations section of our website at www.onyxco.com.

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ONYX ACCEPTANCE CORPORATION and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	(UNAUDITED)	(UNAUDITED)
	(In Thousands)	(In Thousands)
	March 31,	December 31,
	2004	2003
ASSETS
CASH & CASH EQUIVALENTS	$21,162	$15,434
RESTRICTED CASH	1,563	500
CONTRACTS HELD FOR SALE — (1)	172,615	195,347
CONTRACTS HELD FOR INVESTMENT- (2)	7,875	8,812
CREDIT ENHANCEMENT ASSETS	183,983	182,344
OTHER ASSETS	8,636	11,378

TOTAL ASSETS	$395,834	$413,815

LIABILITIES AND EQUITY
LIABILITIES
DEBT	$229,229	$264,782
OTHER LIABILITIES	82,557	69,114

TOTAL LIABILITIES	311,786	333,896
TOTAL EQUITY	84,048	79,919

TOTAL LIABILITIES AND EQUITY	$395,834	$413,815

(1)	Net of Unearned Discounts

(2)	Net of Unearned Discounts and Allowance

ONYX ACCEPTANCE CORPORATION and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended
	March 31,
	(In Thousands)
	2004	2003
REVENUES:
Net Interest Income	$5,748	$7,140
Gain on Sale of Contracts, net	9,075	4,127
Service Fee Income	13,093	13,238

Total Revenues	27,916	24,505

EXPENSES:
Provision for Credit Losses	313	858
Operating Expenses	23,790	22,395

Total Expenses	24,103	23,253

Income before Income Taxes	3,813	1,252
Income Taxes	1,525	520

NET INCOME	$2,288	$732

NET INCOME PER SHARE — BASIC	$0.44	$0.14
NET INCOME PER SHARE — DILUTED	$0.37	$0.14
BASIC SHARES OUTSTANDING	5,256,341	5,086,793
DILUTED SHARES OUTSTANDING	6,181,135	5,157,277

ONYX ACCEPTANCE CORPORATION and SUBSIDIARIES
DELINQUENCY AND LOSS RATES
(UNAUDITED)
(Dollars In Thousands)

	March 31,		December 31,
	2004		2003
Delinquency Experience
	Number of		Number of
	Contracts	$	Contracts	$
Serviced Portfolio	277,466	$2,847,039	280,459	$2,843,446

Serviced Delinquency
31 to 59 days	2,844	$16,047	4,664	$28,084
60 to 89 days	657	3,440	1,047	5,889
90 days or more	801	4,462	943	4,955

Total	4,302	$23,949	6,654	$38,928

Delinquency as a percentage of number and amount of contracts
Net of Repossessed Inventory and Bankruptcies	1.55%	0.84%	2.37%	1.37%

	Three Months Ended
	March 31,
Loss Experience
	2004	2003
Average Contracts Serviced during the period	$2,889,788	$2,901,503
Gross Charge-offs	$16,520	$20,893
Recoveries	$3,933	$3,551
Net Charge-offs	$12,587	$17,342
Net Charge-offs as a percentage of contracts outstanding during the period.*	1.74%	2.39%

*Annualized

Onyx Acceptance Corporation

     The table below illustrates the cumulative net credit loss performance of each of the securitized pools outstanding for the period from the date of securitization through March 31, 2004 stated as a percentage of the original principal balance.

MONTH	99-A	99-B	99-C	99-D	00-A	00-B	00-C	00-D	01-A	01-B	01-C	01-D	02-A	02-B	02-C	02-D	03-A	03-B	03-C	03-D	04-A
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
3	0.02%	0.03%	0.03%	0.01%	0.02%	0.02%	0.01%	0.00%	0.00%	0.01%	0.00%	0.00%	0.01%	0.00%	0.00%	0.00%	0.00%	0.01%	0.00%	0.01%
4	0.05%	0.07%	0.06%	0.04%	0.04%	0.04%	0.03%	0.02%	0.02%	0.03%	0.02%	0.02%	0.01%	0.01%	0.01%	0.01%	0.01%	0.02%	0.01%	0.02%
5	0.11%	0.14%	0.16%	0.09%	0.11%	0.10%	0.06%	0.07%	0.07%	0.10%	0.05%	0.04%	0.02%	0.04%	0.06%	0.03%	0.02%	0.04%	0.03%	0.05%
6	0.21%	0.27%	0.28%	0.15%	0.18%	0.17%	0.11%	0.15%	0.12%	0.18%	0.11%	0.08%	0.07%	0.10%	0.11%	0.07%	0.07%	0.06%	0.08%	0.08%
7	0.35%	0.43%	0.47%	0.24%	0.37%	0.30%	0.26%	0.26%	0.20%	0.30%	0.18%	0.14%	0.12%	0.17%	0.17%	0.15%	0.11%	0.12%	0.11%
8	0.49%	0.60%	0.64%	0.43%	0.63%	0.44%	0.41%	0.39%	0.31%	0.39%	0.29%	0.22%	0.19%	0.23%	0.26%	0.30%	0.17%	0.21%	0.18%
9	0.63%	0.85%	0.83%	0.59%	0.87%	0.67%	0.65%	0.50%	0.47%	0.50%	0.38%	0.32%	0.26%	0.33%	0.34%	0.37%	0.24%	0.27%	0.23%
10	0.81%	1.07%	1.09%	0.76%	1.05%	0.90%	0.85%	0.65%	0.60%	0.65%	0.48%	0.44%	0.34%	0.41%	0.42%	0.44%	0.31%	0.35%
11	1.04%	1.34%	1.31%	0.99%	1.27%	1.11%	1.08%	0.85%	0.77%	0.77%	0.59%	0.51%	0.39%	0.49%	0.51%	0.51%	0.39%	0.42%
12	1.29%	1.56%	1.47%	1.20%	1.59%	1.38%	1.29%	1.03%	0.95%	0.89%	0.70%	0.59%	0.48%	0.58%	0.60%	0.59%	0.44%
13	1.49%	1.79%	1.62%	1.41%	1.82%	1.57%	1.42%	1.25%	1.14%	1.04%	0.78%	0.69%	0.56%	0.68%	0.70%	0.67%	0.50%
14	1.72%	1.90%	1.77%	1.52%	2.03%	1.84%	1.65%	1.41%	1.31%	1.19%	0.89%	0.77%	0.64%	0.75%	0.79%	0.75%	0.59%
15	1.90%	2.08%	2.00%	1.70%	2.25%	2.08%	1.93%	1.62%	1.47%	1.33%	1.00%	0.85%	0.74%	0.84%	0.89%	0.79%	0.67%
16	2.10%	2.23%	2.08%	2.00%	2.48%	2.26%	2.16%	1.86%	1.64%	1.43%	1.11%	0.94%	0.83%	0.93%	0.98%	0.88%
17	2.26%	2.42%	2.29%	2.17%	2.64%	2.42%	2.42%	2.04%	1.78%	1.55%	1.23%	1.03%	0.91%	1.02%	1.07%	0.99%
18	2.46%	2.63%	2.48%	2.40%	2.80%	2.69%	2.65%	2.20%	1.96%	1.67%	1.34%	1.10%	1.00%	1.10%	1.16%	1.07%
19	2.59%	2.71%	2.61%	2.61%	2.98%	2.96%	2.97%	2.41%	2.10%	1.80%	1.45%	1.19%	1.12%	1.16%	1.29%
20	2.71%	2.89%	2.73%	2.87%	3.25%	3.20%	3.25%	2.60%	2.25%	1.94%	1.58%	1.30%	1.20%	1.26%	1.38%
21	2.83%	3.08%	2.92%	3.05%	3.52%	3.44%	3.48%	2.75%	2.36%	2.09%	1.71%	1.39%	1.27%	1.34%	1.48%
22	2.88%	3.21%	3.07%	3.20%	3.69%	3.69%	3.70%	2.92%	2.49%	2.23%	1.84%	1.51%	1.39%	1.44%
23	3.03%	3.31%	3.22%	3.33%	3.91%	3.94%	3.95%	3.03%	2.61%	2.35%	1.92%	1.59%	1.49%	1.52%
24	3.21%	3.43%	3.32%	3.53%	4.12%	4.18%	4.18%	3.16%	2.75%	2.47%	2.02%	1.67%	1.60%	1.60%
25	3.28%	3.55%	3.43%	3.70%	4.32%	4.39%	4.37%	3.32%	2.86%	2.57%	2.13%	1.73%	1.69%
26	3.34%	3.67%	3.65%	3.88%	4.52%	4.57%	4.54%	3.45%	3.01%	2.67%	2.25%	1.80%	1.76%
27	3.47%	3.77%	3.79%	4.03%	4.71%	4.74%	4.74%	3.59%	3.12%	2.77%	2.33%	1.89%	1.82%
28	3.61%	3.88%	3.90%	4.22%	4.87%	4.91%	4.88%	3.71%	3.27%	2.87%	2.43%	1.96%
29	3.67%	4.01%	4.03%	4.42%	5.04%	5.07%	5.03%	3.86%	3.41%	2.96%	2.52%	2.01%
30	3.78%	4.14%	4.19%	4.58%	5.23%	5.22%	5.18%	4.00%	3.52%	3.04%	2.62%	2.06%
31	3.85%	4.25%	4.28%	4.71%	5.35%	5.36%	5.33%	4.09%	3.60%	3.11%	2.72%
32	3.96%	4.37%	4.43%	4.84%	5.48%	5.53%	5.43%	4.20%	3.69%	3.19%	2.81%
33	4.07%	4.49%	4.60%	4.98%	5.61%	5.67%	5.57%	4.28%	3.78%	3.28%	2.89%
34	4.18%	4.55%	4.71%	5.11%	5.74%	5.80%	5.67%	4.39%	3.87%	3.35%
35	4.25%	4.66%	4.83%	5.21%	5.85%	5.91%	5.77%	4.47%	3.93%	3.41%
36	4.32%	4.79%	4.95%	5.32%	5.96%	6.04%	5.90%	4.55%	4.03%
37	4.37%	4.86%	5.00%	5.46%	6.06%	6.15%	5.99%	4.64%	4.10%
38	4.44%	4.94%	5.07%	5.55%	6.16%	6.24%	6.09%	4.73%	4.16%
39	4.51%	5.00%	5.15%	5.63%	6.25%	6.35%	6.17%	4.81%
40	4.56%	5.05%	5.22%	5.71%	6.33%	6.43%	6.24%	4.85%
41	4.66%	5.12%	5.30%	5.78%	6.41%	6.53%	6.31%	4.91%
42	4.69%	5.17%	5.36%	5.84%	6.48%	6.60%	6.39%
43	4.72%	5.21%	5.42%	5.89%	6.54%	6.67%	6.47%
44	4.77%	5.23%		5.95%	6.59%	6.76%	6.53%
45				5.99%	6.62%	6.82%	6.60%
46				6.02%		6.86%